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                                                               Exhibit (23)-2




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related joint proxy statement/prospectus of Superior Bancorp (formerly The Banc Corporation) and to the incorporation by reference with respect to the consolidated financial statements of operations, changes in stockholders' equity and cash flows of The Banc Corporation and Subsidiaries for the year ended December 31, 2003 included in the Annual Report (Form 10-K) for the year ended December 31, 2005, filed with the Securities and Exchange Commission.


                                                   /s/ Ernst & Young LLP

Birmingham, Alabama
July 20, 2006